UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2009

SeraCare Life Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-34105	33-0056054
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

37 Birch Street, Milford, Massachusetts		01757
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(508) 244-6400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On each September 18, 2009 and September 23, 2009, SeraCare Life Sciences, Inc. (the "Company") extended its current contract with the National Institutes of Health ("NIH"), by entering into Amendments of Solicitation/Modification of Contract (collectively, the "Modifications"), by and between NIH and the Company. The following summary of the Modifications is qualified in its entirety by reference to the text of the Press Release issued on September 29, 2009 by the Company, a copy which is furnished as Exhibit 10.1 to this Current Report on Form 8-K and incorported herein by reference.

Under the Modifications, the Company was awarded extensions on the existing contract with the NIH to continue to support the National Heart, Lung and Blood Institute National Repository ("NHLBI") by supporting the growth of the repository and quality control of the historic AIDS and AIDS related studies in the NHLBI collection in preparation for anticipated broader use. Under the Modifications, the total 12-year contract value increased from $5.2 milion to $19.0 million. The $5.2 million expansion increases the remaining value of the contract over the next two years to $6.3 million.

Item 9.01 Financial Statements and Exhibits.

(D) Exhibits. The following exhibit is filed as part of this report:

10.1 Press Release by SeraCare Life Sciences, Inc. dated September 29, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeraCare Life Sciences, Inc.

September 29, 2009	By:	/s/ Gregory A. Gould

Name: Gregory A. Gould
Title: Chief Financial Officer, Secretary and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Press Release issued on September 29, 2009 by the Company